EXHIBIT 99.2

                                  NEWS RELEASE


                      Investor Relations Contact: Susan Spratlen (972) 444-9001

               Pioneer Announces Acquisitions, Intention to Offer
                 Common Stock Under Shelf Registration Statement

Dallas, Texas, April 9, 2002 -- Pioneer Natural Resources Company ("Pioneer")(NYSE:PXD) (TSE:PXD) today announced that it has purchased an additional 30% working interest ("WI") in the Falcon field development and associated acreage in the deepwater Gulf of Mexico for $55 million. Pioneer has also signed an agreement to purchase the assets and remaining 23% of the rights it doesn't already own in its core area West Panhandle Field in the Texas Panhandle and is in final negotiations on another agreement to acquire the related West Panhandle field gathering system for a total purchase price of $138 million. Pioneer also announced that it intends to publicly offer and sell 10,000,000 newly issued shares of its common stock to fund the acquisitions. Pioneer also expects to grant the underwriters of the offering an option to purchase up to 1,500,000 additional shares of common stock to cover over-allotments, if any.

Falcon Acquisition

Pioneer has purchased from Mariner Energy, Inc. ("Mariner") a 25% WI in the Falcon field development located in the East Breaks 579, 580 and 623 blocks, in approximately 3,400 feet of water, 100 miles east of Corpus Christi, Texas. Associated with the purchase, Pioneer will become operator of the Falcon project within 30 days. This will be Pioneer's first operated deepwater Gulf of Mexico project. In addition, Pioneer is acquiring an additional 25% WI from Mariner in 11 blocks that surround the Falcon discovery and that were acquired jointly by the companies in August 2001. Pioneer plans to drill exploration prospects that have already been identified on these blocks in an effort to enhance production through the Falcon development system. The Mariner transaction has an effective date of January 1, 2002. Pioneer has also recently acquired a 5% WI in the Falcon field development from another minority owner with an effective date of July 1, 2001.

As a result of these transactions, Pioneer will own a 75% WI and operate the Falcon field development and related exploration blocks. Through the acquisitions, Pioneer expects incremental initial gas production of approximately 50 million cubic feet per day ("MMcfd") commencing in the first quarter of 2003. Pioneer will be assuming approximately $31 million of additional 2002 capital requirements related to the 30% WI it is acquiring in the Falcon transactions. Pioneer has implemented new natural gas hedges for 40 MMcfd for the first three years of production related to the acquisitions at an average price of $3.60 per Mcf.

West Panhandle Acquisition

Pioneer has also signed a definitive purchase and sale agreement with Colorado Interstate Gas Company and CIG Production Company, L.P., subsidiaries of El Paso Corporation ("CIG"), to acquire CIG's working interest and other rights in the gas produced from the West Panhandle gas field and CIG's 100% entitlement to all field fuel. Pioneer is also in final negotiations with Colorado Interstate Gas Company to acquire CIG's wholly-owned gathering system related to the West Panhandle field. In connection with the settlement of a capital cost obligation related to these assets, Pioneer expects to recognize an extraordinary charge of approximately $14 million for the early extinguishment of this obligation in the quarter in which the transaction closes. Annual interest savings of $9 million would be realized as a result of settling the capital cost obligation. In addition, Pioneer is acquiring a 100% WI from El Paso Production GOM Inc. in ten deepwater Gulf of Mexico blocks that surround the Falcon discovery. The CIG transactions are subject to various closing conditions including consents to assign and certain regulatory approvals.

As a result of these transactions, Pioneer will own a 100% WI in the West Panhandle field and gathering system. Pioneer expects incremental production of approximately 20 MMcfd from this transaction. Pioneer anticipates continuing its successful program of horizontal drilling in the field, where it has identified approximately 330 drilling locations.



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Scott D. Sheffield,  Chairman and CEO, stated,  "We are very excited about these acquisitions, as they further our strategy of acquiring assets in our own backyard, high-quality assets that we know best. We are acquiring 137 Bcf of proved reserves at an acquisition cost of $0.93 per Mcf, settling related net obligations and purchasing a gathering system. We are looking forward to operating the Falcon project, a cornerstone asset in our deepwater Gulf of Mexico portfolio. Falcon will significantly enhance our gas production when it comes on stream next year, and as we explore the 24 prospective blocks that we will control in the area after these transactions, we expect to add even more value to the project. The West Panhandle field is a legacy long-lived gas field that has been a foundation asset for Pioneer. Owning and operating 100% of the field will allow us to drill wells more economically and implement significant cost efficiencies. These transactions, in combination with the planned issuance of ten million new common shares to fund them, are anticipated to be accretive to cash flow per share in 2003 and accretive to Pioneer's net asset value per share."

The lead  managers of the  offering  are Credit  Suisse  First  Boston,  Banc of
America Securities LLC, JPMorgan and Lehman Brothers Inc. Deutsche Bank Securities Inc., Friedman Billings Ramsey, Howard Weil, Johnson Rice & Company, L.L.C., Petrie Parkman & Co., Raymond James and Wachovia Securities are acting as co-managers. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained, when available, from the Prospectus Department of Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010. These documents will be filed with the Securities and Exchange Commission ("SEC") and are available over the Internet at the SEC's website at http://www.sec.gov.

The shares will be offered and sold by means of a prospectus relating to a shelf registration statement that was previously filed and declared effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of Pioneer common stock. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Pioneer also issued press releases today providing an update on exploration activities and updating its first quarter of 2002 outlook, recent Argentine developments and hedging activities.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.





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